ARTICLES SUPPLEMENTARY

STRATEGIC FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one hundred million (100,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), all of such shares shall be classified as Class Y Common Stock of Global Stock Fund.

SECOND:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the thirty million (30,000,000) authorized but unissued shares of Class B Common Stock of Dreyfus Active MidCap Fund, $.001 par value per share, as undesignated shares of Common Stock of the Corporation.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies (i) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class Y Common Stock of Dreyfus Select Managers Small Cap Growth Fund, (ii) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class Y Common Stock of Dreyfus Select Managers Small Cap Value Fund, (iii) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class Y Common Stock of Dreyfus U.S. Equity Fund, and (iv) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class Y Common Stock of International Stock Fund.  Global Stock Fund, Dreyfus Select Managers Small Cap Growth Fund, Dreyfus Select Managers Small Cap Value Fund, Dreyfus U.S. Equity Fund, and International Stock Fund each are referred to as a "Fund" and, together with the other investment portfolios of the Corporation, as the "Funds."

FOURTH:  The shares of Class Y Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1)        As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class Y Common Stock of the Fund shall be determined separately from the other classes of Common Stock of the Fund and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds.  Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)        The assets attributable to the Class Y Common Stock of the Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to the other classes of Common Stock of the Fund and to any other class of shares of the Fund hereinafter established.

(3)        The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority ("FINRA").

(4)        At such times (which may vary between and among the holders of particular classes) as may be determined by the Board or, with the authorization of the Board, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board (or with the authorization of the Board, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)        The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board may deem appropriate.  The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board in a manner that is consistent with applicable law.

(6)        Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

FIFTH:  Immediately before the increase and classification and reclassification of shares as set forth in Articles FIRST, SECOND and THIRD hereof, the Corporation has heretofore authorized the issuance of two billion four hundred million (2,400,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of two million four hundred thousand dollars ($2,400,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Active MidCap Fund/Class A shares	40,000,000
Dreyfus Active MidCap Fund/Class B shares	30,000,000
Dreyfus Active MidCap Fund/Class C shares	15,000,000
Dreyfus Active MidCap Fund/Class I shares	15,000,000
Global Stock Fund/Class A shares	100,000,000
Global Stock Fund/Class C shares	100,000,000
Global Stock Fund/Class I shares	100,000,000
International Stock Fund/Class A shares	100,000,000
International Stock Fund/Class C shares	100,000,000
International Stock Fund/Class I shares	300,000,000
Dreyfus U.S. Equity Fund/Class A shares	100,000,000
Dreyfus U.S. Equity Fund/Class C shares	100,000,000
Dreyfus U.S. Equity Fund/Class I shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class A shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class C shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class I shares	100,000,000
Dreyfus Conservative Allocation Fund	100,000,000
Dreyfus Moderate Allocation Fund	100,000,000
Dreyfus Growth Allocation Fund	100,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class A shares	75,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class C shares	75,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class I shares	75,000,000
Undesignated Common Stock	375,000,000
Total	2,400,000,000

SIXTH:  As hereby increased and classified and reclassified, the total number of shares of stock which the Corporation has authority to issue two billion five hundred million (2,500,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million five hundred thousand dollars ($2,500,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Active MidCap Fund/Class A shares	40,000,000
Dreyfus Active MidCap Fund/Class C shares	15,000,000
Dreyfus Active MidCap Fund/Class I shares	15,000,000
Global Stock Fund/Class A shares	100,000,000
Global Stock Fund/Class C shares	100,000,000
Global Stock Fund/Class I shares	100,000,000
Global Stock Fund/Class Y shares	100,000,000
International Stock Fund/Class A shares	100,000,000
International Stock Fund/Class C shares	100,000,000
International Stock Fund/Class I shares	300,000,000
International Stock Fund/Class Y shares	100,000,000
Dreyfus U.S. Equity Fund/Class A shares	100,000,000
Dreyfus U.S. Equity Fund/Class C shares	100,000,000
Dreyfus U.S. Equity Fund/Class I shares	100,000,000
Dreyfus U.S. Equity Fund/Class Y shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class A shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class C shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class I shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class Y shares	100,000,000
Dreyfus Conservative Allocation Fund	100,000,000
Dreyfus Moderate Allocation Fund	100,000,000
Dreyfus Growth Allocation Fund	100,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class A shares	75,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class C shares	75,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class I shares	75,000,000
Dreyfus Select Managers Small Cap Growth Fund/Class Y shares	100,000,000
Undesignated Common Stock	5,000,000
Total	2,500,000,000

SEVENTH:  The Corporation is registered as an open-end investment company under the 1940 Act.

EIGHTH:  The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

NINTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, Strategic Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

STRATEGIC FUNDS, INC.

By:

Jeff Prusnofsky

Vice President

WITNESS:

________________________________

John B. Hammalian

Assistant Secretary